Stock Purchase Agreement

THIS AGREEMENT is made and entered on May 10, 2023 by and between, Himalaya Technologies, Inc. / Homeland Resources Ltd. ("Seller") of 831 W North Ave., Pittsburgh, PA 15233 and FOMO WORLDWIDE, INC. / FOMO CORP. ("Purchaser") of 831 W North Ave., Pittsburgh, PA 15233.

WITNESSETH:

Whereas, the Seller is a Stockholder in KANAB CORP., who is the record owner of outstanding shares of the capital stock of KANAB CORP. (hereinafter referred to as the "Corporation"), a Wyoming corporation, which has authority to sell 2,000,000 shares of its capital stock, and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

Purchase and Sale
Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

The closing of the transactions contemplated by this Agreement (the "Closing"), shall be held at Corporate Offices located at 831 W North Ave., Pittsburgh, PA 15233, on Wednesday, May 10, 2023 at 9:00pm ET, or such other place, date and time as the parties hereto may otherwise agree.

Amount and Payment of Purchase Price
(a) As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the $17,017 in the form of forgiveness of monies loaned in an Agreement by Buyer to Seller on June 28, 2021 and amended on November 9, 2021 and September 1, 2022, such total consideration to be referred to in this Agreement as the "Purchase Price".

(b) Payment
The Purchase Price shall be paid as follows:

i. The sum of $0.00 to be delivered to Seller upon the execution of this Agreement.

ii. The sum of $17,017 in the form of debt forgiveness against the principal due to Buyer by Seller.

Representations and Warranties of Seller
Seller hereby warrants and represents:
(a) Organization and Standing
The Seller is a stockholder and record owner of the issued and outstanding shares of the capital stock of the Corporation, which is a corporation duly organized, validly existing and in good standing under the laws of

the State of Wyoming and has the Corporation has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock
i. The Seller is not a party to any Agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

ii. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

Representations and Warranties of Seller and Purchaser
Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller and Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

General Provisions
(a) Entire Agreement
This Agreement (including any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings
The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law
This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER: HIMALAYA TECHNOLOGIES, INC.

By: VIKRAM GROVER Date: 05-10-2023

Vikram Grover, CEO

PURCHASER: FOMO WORLDWIDE, INC.

By: VIKRAM GROVER

Vikram Grover, CEO

Date: 05-10-2023